As filed with the Securities and Exchange Commission on November 6, 2001
                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                  FORM S-8 POS
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------
                             CEC ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


           Kansas                                         48-0905805
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)


   4441 West Airport Freeway                                  75062
         Irving, Texas                                     (Zip Code)
(Address of principal executive offices)

                             CEC ENTERTAINMENT, INC.
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                                Richard M. Frank
                Chairman of the Board and Chief Executive Officer
                             CEC Entertainment, Inc.
                            4441 West Airport Freeway
                               Irving, Texas 75602
                                 (972) 258-8507
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:

                               Ted S. Schweinfurth
                         Winstead Sechrest & Minick P.C.
                             5400 Renaissance Tower
                                 1201 Elm Street
                               Dallas, Texas 75270
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed maximum          Proposed maximum
 Title of securities to be    Amount to be registered    offering price per share    aggregate offering   Amount of registration fee
      registered (1)                                                                        price

Common Stock,                           (2)                        (2)                       (2)                         (2)
par value $.10 per share

(1) Shares of common stock of CEC Entertainment, Inc. (the "Company"), par value $.10 per share (the "Common Stock"), being registered hereby relate to the CEC Entertainment, Inc. Non-Employee Directors Stock Option Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) This registration statement is being filed for the purpose of including a re-offer prospectus within the registration statement on Form S-8 (No. 333-13077) filed by the Company on September 30, 1996. Pursuant to Registration Statement No. 333-13077, the Company registered 100,000 Shares of Common Stock. The fee for the registration of such 100,000 shares was previously paid in connection with such registration statement. This registration statement includes an additional increase in shares to 125,000 shares due solely to various splits of the Company's common stock. Pursuant to Rule 416, no additional fee is required.

                           INCORPORATION BY REFERENCE

     The 225,000 shares (as increased to reflect various splits of the Company's common stock) of Common Stock issuable under the Company's Non-Employee Directors Stock Option Plan have been registered previously on the Company's Registration Statement on Form S-8, as filed with Securities and Exchange Commission (the "Commission") on September 30, 1996, Registration No. 333-13077, which is incorporated by reference herein. The Company is filing this registration statement for the purpose of including a Re-Offer Prospectus within the registration statement pursuant to Instruction C of Form S-8.

         RE-OFFER PROSPECTUS
                             CEC ENTERTAINMENT, INC.

                                  56,875 shares

                     Common Stock, $.10 par value per share

                          ----------------------------

     This prospectus relates to 56,875 shares of common stock, $.10 par value per share, of CEC Entertainment, Inc. which may be offered from time to time by the selling stockholders identified under the caption "Selling Stockholders" in this prospectus for their own accounts. Each of the selling stockholders acquired or will acquire the shares of common stock covered by this prospectus pursuant to the CEC Entertainment, Inc. Non-Employee Directors Stock Option Plan.

     This prospectus has been prepared for the purpose of registering the shares of common stock under the Securities Act to allow for future sale by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each selling stockholder and any participating broker or dealer may be deemed to be an "underwriter" within the meaning of the Securities Act, in which event any profit on the sale of shares by the selling stockholder and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

     Our common stock is traded on the New York Stock Exchange under the symbol "CEC." On November 5, 2001, the last reported sale price of our common stock was $38.50 per share.

                         -------------------------------

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                       COVERING SECURITIES THAT HAVE BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933.

                         -------------------------------

           YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON
                           PAGE 1 OF THIS PROSPECTUS.

                           ---------------------------

     Neither the Securities and Exchange commission nor any state securities commission has approved or disapproved the shares of common stock we are offering, or determined that this prospectus is truthful or complete.
           Any representation to the contrary is a criminal offense.

                           ---------------------------

                The date of this prospectus is November 6, 2001.

                                TABLE OF CONTENTS

                                                                          Page

CEC ENTERTAINMENT...........................................................5

RISK FACTORS................................................................5

FORWARD-LOOKING STATEMENTS..................................................7

USE OF PROCEEDS.............................................................8

SELLING STOCKHOLDERS........................................................8

PLAN OF DISTRIBUTION........................................................8

LEGAL MATTERS...............................................................9

EXPERTS.....................................................................9

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........................9

WHERE YOU CAN FIND MORE INFORMATION........................................10

                                CEC ENTERTAINMENT

     CEC Entertainment, Inc. was incorporated in the State of Kansas in 1980 and is engaged in the family restaurant/entertainment center business. As of July 26, 2001, we operated 336 Chuck E. Cheese's(R)restaurants, and our franchisees operated 54 restaurants.

     Chuck E. Cheese's restaurants offer a variety of pizza, a salad bar, sandwiches and desserts and feature musical and comic entertainment by life-size, computer-controlled robotic characters, family-oriented games, rides and arcade-style activities. The restaurants are intended to appeal to families with children between the ages of 2 and 12.

     To maintain a unique and exciting atmosphere in the restaurants, we believe it is essential to reinvest capital through the evolution of our games, rides and entertainment packages and to continue enhancing our facilities. In 2000, we initiated a Phase III upgrade program which includes a new toddler play area, skill games and rides, kiddie games and rides, sky-tube enhancements and prize area enhancements with ticket counting machines. We completed Phase III upgrades in 27 restaurants in 2000 and plan to complete Phase III upgrades in approximately 100 restaurants in 2001.

     Our principal offices are located at 4441 West Airport Freeway, Irving, Texas 75062 and our telephone number is (214) 258-8507.

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. We believe these are all the material risks currently facing our business. Our business, financial condition or results of operations could be materially adversely affected by these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information included or incorporated by reference in this prospectus, including our financial statements and related notes.

We may not be able to implement successfully our growth strategy.

     Our continued growth depends, to a significant degree, on our ability to implement successfully its growth strategies. Among such strategies, we plan to continue to open new stores in selected markets. The opening and success of new Chuck E. Cheese's restaurant/entertainment centers will depend on various factors, including the availability of suitable sites, the negotiation of acceptable lease terms for such locations, the ability to meet construction schedules, the ability to manage such expansion and hire and train personnel, as well as general economic and business conditions. Our ability to open successfully new stores will also depend upon the availability of sufficient funds for such purpose, including funds from operations, our existing credit facility, future debt financing, future equity offerings or a combination thereof. There can be no assurance that we will be successful in opening and operating the number of anticipated new stores on a timely or profitable basis. Our growth is also dependent on management's ability to evolve continually and update our concept to anticipate and respond to changing customer needs and competitive conditions. There can be no assurance that management will be able to anticipate successfully changes in competitive conditions or customer needs
or  that  the  market   will   accept   our   concepts.

The success of the restaurant/entertainment industry is dependent upon many factors, over which we have little or no control.

     The restaurant/entertainment industry is affected by national, regional and local economic conditions, demographic trends and consumer tastes. The performance of individual restaurants may be affected by factors such as traffic patterns and the type, number and location of competing restaurants. Dependence on frequent deliveries of fresh food products also subjects food service businesses to the risk that shortages or interruptions in supply caused by adverse weather or other conditions could adversely affect the availability, quality and cost of ingredients. In addition, factors such as inflation, increased food, labor and employee benefit costs and the availability of experienced management and hourly employees may also adversely affect the restaurant industry in general and our restaurant/entertainment centers in particular. The entertainment industry is affected by many factors, including changes in customer preferences and increases in the type and number of entertainment offerings. Operating costs may also be affected by further increases in the minimum hourly wage, unemployment tax rates, sales taxes and similar matters over which we have no control.

We may not be able to compete successfully with our competitors in the restaurant and entertainment center industries.

     We believe that our combined restaurant/entertainment center concept puts us in a niche which combines elements of both the restaurant and entertainment industries. As a result, we, to some degree, compete with entities in both industries. Although other restaurant chains presently utilize the concept of combined family restaurant/entertainment operations, we believe these competitors operate primarily on a local or regional, market- by-market basis. Within the traditional restaurant sector, we compete with other casual restaurants on a nationwide basis. In addition to such national restaurant chains and regional and local restaurant/family entertainment competitors, we compete with other concepts that target the same consumer, including "fun centers." Our high operating leverage may make us particularly susceptible to competition. Such competitive market conditions, including the emergence of significant new competition, could adversely affect our ability to successfully increase its results of operations.

Our business depends on a limited number of key personnel, and the loss of any of these could materially and adversely affect our business.

     The success of our business will continue to be highly dependent upon Richard M. Frank, our Chairman of the Board and Chief Executive Officer, Michael
H. Magusiak, our President, and other members of our senior management. Although we have entered into employment agreements with each of Mr. Frank and Mr. Magusiak, the loss of the services of either of such individuals could have a material adverse effect upon our business and development. Our success will also depend upon our ability to retain and attract additional skilled management personnel to our senior management team and at our operational level. There can be no assurances that we will be able to retain the services of Messrs. Frank or Magusiak, senior members of our management team or the required operational support at the store level in the future.

Our success depends greatly upon the success of our franchise operations.

     Our success is also dependent, to some degree, upon our franchise operations and the manner in which our franchisees operate and develop their restaurant/entertainment centers to promote and develop our concept and our reputation for quality and value. Currently, 14% our restaurant/entertainment centers are owned and operated by our franchisees. Although we have established criteria to evaluate prospective franchisees, there can be no assurance that current or prospective franchisees will have the business abilities or access to financial resources necessary to successfully develop or operate restaurant/entertainment centers in their franchise areas in a manner consistent with our concepts and standards.

We may be subject to adverse effects from potential negative publicity.

     Our target market of 2 to 12 year old children and families with small children is potentially highly sensitive to adverse publicity. There can be no assurance that we will not experience negative publicity regarding one or more of our restaurant/entertainment centers. The occurrence of negative publicity regarding one or more of our locations could materially and adversely affect our image with our customers and our results of operations.

Our results of operations greatly fluctuate between quarters.

     We have experienced, and in the future could experience, quarterly variations in revenues as a result of a variety of factors, many of which are outside our control, including the timing and number of new store openings, the timing of capital investments in existing stores, unfavorable weather conditions and natural disasters. We typically experience lower net sales in the second and fourth quarters than in the first and third quarters. If revenues are below expectations in any given quarter, our operating results would likely be materially adversely affected for that quarter.

We and our franchisees are subject to government regulation and failure to, or the inability to, comply with these regulations may adversely affect our business.

     We and our franchisees are subject to various federal, state and local laws and regulations affecting operations, including those relating to the use of video and arcade games and rides, the preparation and sale of food, and those relating to building and zoning requirements. We and our franchisees are also subject to laws governing our relationship with employees, including minimum wage requirements, overtime, working and safety conditions and citizenship requirements. In addition, we are subject to regulation by the Federal Trade Commission and must comply with certain state laws which govern the offer, sale and termination of franchises and the refusal to renew franchises. Difficulties or failures in obtaining required licenses or other regulatory approvals could delay or prevent the opening of a new restaurant/entertainment center, and the suspension of, or inability to renew, a license or permit could interrupt operations at an existing restaurant.

Our stock price is volatile.

     The stock price of our common stock has been volatile and can be expected to be significantly affected by factors such as:

     o    quarterly variations in our results of operations;

     o    quarterly variations in our competitors' result of operations;

     o changes in earnings estimates or buy/sell recommendations by financial analysts;

     o    the stock price performance of comparable companies; and

     o general market conditions or market conditions specific to particular industries.

                          FORWARD-LOOKING STATEMENTS

     The statements, other than statements of historical facts included in this prospectus, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate" or "believe." We believe that the expectations reflected in such forward-looking statements are accurate. However, we cannot assure you that these expectations will occur. Our actual future performance could differ materially from these statements. Factors that could cause or contribute to these differences include, but are not limited to,

     o    uncertainties regarding the ability to open news stores;

     o our ability to acquire additional rent-to-own stores on favorable terms;

     o    our ability to enhance the performance of these acquired stores;

     o    the results of our litigation;

     o    the  passage  of  legislation   adversely  affecting  the  rent-to-own
          industry;

     o    interest rates;

     o our ability to collect on our rental purchase agreements at the current rate; and

     o    the other risks detailed from time to time in our SEC reports.

     Additional factors that could cause our actual results to differ materially from our expectations are discussed under the section entitled "Risk Factors" and elsewhere in this prospectus. You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

     The shares of our common stock to which this prospectus relates are being registered for re-offers and resales by the selling stockholders, who acquired or will acquire shares of common stock pursuant to the Plan. The selling stockholders may resell all, a portion or none of these shares of common stock from time to time. The table below sets forth with respect to each selling stockholder, based upon information available to us as of November 6, 2001, the number of shares of common stock beneficially owned, the number of shares registered by this prospectus and the number and percent of outstanding shares of common stock assuming the sale of all of the registered shares of common stock.

                        Number of Shares                        Number of Shares
                       Beneficially Owned                        Owned After the
                                              Number of Shares       Offering
Name                                            Registered       Number  Percent
-------------------- ---------------------  ------------------ -----------------

Tim Morris                    7,875               6,875           1,000    12.70
Louis Neeb                   12,500              12,500               0     0.00
Cynthia Pharr                12,650              12,500             150     1.20
Walter Tyree                 12,500               8,750           3,750    30.00
Raymond Wooldridge           27,500              12,500          15,000    54.55

------------------
* = less than one percent

     The information provided in the table above with respect to the selling stockholders has been obtained from the selling stockholders. Except as otherwise disclosed above or in documents incorporated herein by reference, the selling stockholders have not within the past three years had any position, office or other material relationship with us. Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling stockholder sells all of the shares offered hereby) can be given as the number of shares that will be beneficially owned by the selling stockholders after this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the dates on which they provided the information regarding the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act.

                              PLAN OF DISTRIBUTION

     Each selling stockholder may sell his or her shares of common stock for value from time to time under this prospectus in one or more transactions on the New York Stock Exchange, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of common stock for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

     Each selling stockholder and any broker-dealers that participate in the distribution of the shares of common stock may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by the selling stockholders will be done by the selling stockholders.

     In addition to the shares of commons stock sold hereunder, the selling stockholders, may, at any same time, sell any shares of common stock, including the shares of common stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this prospectus.

     There is no assurance that the selling stockholders will sell all or any portion of the shares of common stock offered or that the selling stockholders will transfer, devise or gift these shares by other means.

     We will pay all expenses in connection with this offering and will not receive any proceeds from sales of any shares of common stock by the selling stockholders.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Winstead Sechrest & Minick P.C.

                                     EXPERTS

     The consolidated financial statements of CEC Entertainment, Inc. and its subsidiaries as of December 31, 2000 and January 2, 2000 and the related consolidated statements of earnings and comprehensive income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000 are incorporated in this prospectus by reference from our Form 10-K filed March 20, 2001. These financial statements have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. You should contact us at: CEC Entertainment, Inc., Attention:
Corporate Counsel, 4441 West Airport Freeway, Irving, Texas 75062, telephone number (214) 258-8507 should you desire any of these documents.

     The following documents, which we previously filed with the SEC pursuant to Sections 13 or 15 of the Exchange Act, are incorporated by reference into this prospectus:

     o Our Annual Report on Form 10-K for the twelve months ended December 31, 2000;

     o The portions of our proxy statement for our 200 annual meeting of our stockholders that have been incorporated by reference into our Annual Report; and

     o Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2001 and July 1, 2001.

In addition, we incorporate by reference the description of our common stock contained in our Form 8-A (Registration No. 001-13687) filed with the SEC pursuant to Section 12 of the Exchange Act, as updated in any amendment or report filed for such purpose.

     Finally, we incorporate by reference in this prospectus all documents that we may file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the filing of a post-effective amendment, which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold. Those documents are a part of this prospectus from the date of filing. Any statement incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. Any statement that is modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

     We have filed a registration statement on Form S-8 to register with the SEC the common stock we are offering under the Plan. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

                                    EXHIBIT A

                             CEC ENTERTAINMENT, INC.

                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                    ARTICLE I

                           PURPOSE AND ADMINISTRATION

     1.1 Purpose. The purpose of the CEC Entertainment, Inc. Non-Employee Directors Stock Option Plan (the "Plan") is to strengthen CEC Entertainment, Inc. (the "Company") by providing a means of retaining and attracting competent non-employee personnel to serve on its board of directors by extending such individuals added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Company. In order to effectuate this intent, the Company will, pursuant to this Plan, grant to each non-employee director the herein specified options to acquire shares of common stock of the Company ("Common Stock"), which options shall vest over a specified period of time.

     1.2 Administration. The Plan shall be administered by a committee (the "Committee") which shall be comprised of the President of the Company and the Chief Financial Officer of the Company.

     Subject to the express provisions of the Plan, the Committee shall have powers and authorities which are exclusively ministerial in nature, including the authority to construe and interpret the Plan, to define the terms used in the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all such matters referred to in this Plan shall be conclusive. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

     1.3 Participation. Each member of the Board of Directors of the Company (the "Board") who is not employed by the Company or any Affiliate (collectively, the "Non-Employee Directors") shall be eligible and shall participate in the Plan. For purposes of the Plan, the term "Affiliate" shall mean any entity in which the Company directly or through intervening subsidiaries owns twenty-five percent (25%) or more of the total combined vetoing power or value of all classes of stock or, in the case of an unincorporated entity, a twenty-five percent (25%) or more interest in the capital and profits.

     1.4 Stock Subject to the Plan. Subject to adjustment as provided in Section
3.1 hereof, the stock to be offered under the Plan shall be treasury shares or shares of the Company's authorized but unissued Common Stock (hereinafter collectively called "Stock"). The aggregate number of shares of Stock to be issued upon exercise of all options granted under the Plan shall not exceed 225,000 shares, subject to adjustments as set forth in Section 3.1 hereof. If any option granted hereunder shall lapse or terminate for any reason without having been fully exercised, the shares subject thereto shall again be available for purposes of the Plan.

     1.5 Restrictions on Exercise. No option granted hereunder may be exercised until a registration statement under the Securities Act of 1933, as amended (the "Act"), relating to the Stock issuable upon exercise of such option has been filed with, and declared effective by, the Securities and Exchange Commission (the "Commission"), and there is available for delivery a prospectus meeting the requirements of Section 10 of the Act, or until the Committee has determined that the issuance of Stock upon such exercise is exempt from the registration and prospectus requirements of the Act.

                                   ARTICLE II

                                  STOCK OPTIONS

     2.1 Grant and Option Price. (a) On the day a Non-Employee Director is first elected or appointed to the Board, such Non-Employee Director shall be granted an option to purchase 7,500 shares of Stock.

     (b) On the fifth Business Day in January of the year following the effective date of the Plan, each Non- Employee Director who was previously elected to the Board and who continues to serve in such capacity at such time shall be granted an option to purchase 4,000 shares of Stock. For purposes of the Plan, the term "Business Day" shall mean a day on which the New York Stock Exchange is open for business and is conducting normal trading activity.

     (c) The purchase of the Stock covered by each option granted under the Plan shall be equal to the Fair Market Value of such Stock on the grant date. For purposes of the Plan, the term "Fair Market Value" shall mean the average of the closing prices of the Common Stock as reported by the New York Stock Exchange for the five trading-day period ending on and including the date of grant.

     (d) The total grant under both paragraphs (a) and (b) above shall be limited accordingly to the greatest number of whole shares of Stock which may thus be granted thereunder.

     2.2 Stock Option Agreement. Each option granted pursuant to the Plan shall be evidenced by a Stock Option Agreement or Certificate ("Option Agreement"), in such form as the Committee shall require, between the Company and the Non-Employee Director to whom the option has been granted (the "Optionee").

     2.3 Option Period. Each option and all rights or obligations thereunder shall expire on the seventh anniversary of the grant date (the "Expiration Date"); provided, however, the option shall be subject to earlier termination as hereinafter provided. 2.4 Vesting and Exercise of Options. (a) Subject to
Section 3.2 hereof, an option granted pursuant to Sections 2.1(a) or (b) hereof shall be exercisable only to the extent of shares that have vested in accordance with the following schedule:

                                           Portion of Shares That are Vested
   Annual Anniversary                         On or After Such Anniversary
     of Date of Grant                                  and Before
                                                    Next Anniversary
         First.....................                        0%
         Second....................                       50%
         Third.....................                       100%

     (b) The purchase price of the stock purchased upon exercise of an option shall be paid in full in cash or by check at the time of each exercise of an option; provided, however, that if the Option Agreement so provides and upon receipt of all regulatory approvals, the person exercising the option may deliver in payment of a portion or all of the purchase price certificates for Common Stock of the Company, which shall be valued at the Fair Market Value of such Stock on the date of exercise of the option.

     2.5 Transferability of Options. An option certificate or contract may permit an Optionee to transfer his or her options to members of his or her Immediate Family, to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners if (i) the certificate or contract setting forth such options expressly provides that the options may be transferred, (ii) the Optionee obtains the prior written consent of the Committee for such transfer, and (iii) the Optionee does not receive any consideration in any form whatsoever for said transfer. Any options so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said option immediately prior to the transfer thereof. Any option not (i) granted pursuant to any certificate or contract expressly allowing the transfer of said option or (ii) amended expressly to permit its transfer shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and such option shall be exercisable during the Optionee's lifetime only by the Optionee. "Immediate Family" means the children, grandchildren or spouse of the Optionee.

     2.6 Termination of Directorship. (a) If the directorship of the Optionee is terminated for any reason other than (i) death of the Optionee, or (ii) on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, an option (to the extent otherwise exercisable on the date of such termination) shall be exercisable by the Optionee at any time prior to the Expiration Date of the option or within thirty (30) days after the date of such termination of the directorship, whichever is the shorter period.

     (b) If an Optionee dies while serving as a member of the Board, the option shall be exercisable (whether or not exercisable on the date of the death of such Optionee) by the person or persons entitled to do so under the Optionee's will, or, if the Optionee shall fail to make testamentary disposition of said option or shall die intestate, by the Optionee's legal representative or representatives, at any time prior to the Expiration Date of the option or within six (6) months after the date of such death, whichever is the shorter period. If an Optionee dies during the thirty (30) day period described in subsection (a) above, the option shall be exercisable (but only to the extent exercisable on the date of death of such Optionee) by the person or persons described above at any time within the thirty (30) day period described in subsection (a) above or within six (6) months after the date of such death, whichever is the longer period, but in no event after the Expiration Date of the option.

     (c) The option of a Non-Employee Director shall automatically terminate as of the date his or her directorship is terminated, if the directorship is terminated on account of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate.

     2.7 Issuance of Stock Certificates. Upon exercise of an option, but subject to the provisions of Section 3.5 of the Plan, the person exercising the option shall be entitled to one stock certificate evidencing the shares acquired upon such exercise; provided, however, that any person who tenders Common Stock in payment of a portion or all of the purchase price of Stock purchased upon exercise of the option shall be entitled to receive a separate certificate representing the number of shares purchased in consideration of the tender of such Common Stock.

                                   ARTICLE III

                                OTHER PROVISIONS

     3.1 Adjustments Upon Changes in Capitalization. (a) If a dividend or stock split shall be hereinafter declared upon the Common Stock of the Company payable in shares of Common Stock of the Company, the number of shares of Common Stock
(i) then subject to grant under Section 2.1 (a) and (b), (ii) then subject to any option which has been granted, and (iii) then reserved for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding to each such share the numbers of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or stock split.

     (b) If the outstanding shares of the Common Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split, combination of shares, merger or consolidation, and the Company continues thereafter as the surviving entity, then there shall be substituted for each share of Stock subject to any such option and for each share of Stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be changed or for which each such share shall be exchanged.

     (c) If there shall be any change, other than as specified above in subsection (a) and (b), in the number or kind or outstanding shares of Common Stock of the Company or of any stock or other securities into which Common

Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Option Agreement.

     (d) In the case of any such substitution or adjustment as provided for in this Section 3.1, the option price in each Option Agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such adjustment provided for in this
Section 3.1 shall be made. No adjustment  or  substitution  provided for in this
Section 3.1 shall require the Company pursuant to any Option Agreement to sell a fractional share, and the total substitution or adjustment with respect to each Option Agreement shall be limited accordingly.

     3.2 Continuation of Directorship. Nothing contained in this Plan (nor in any option granted pursuant to this Plan) shall confer upon any Non-Employee Director any right to continue as a member of the Board or constitute any contract or agreement or interfere in any way with the right of the Company to remove such Non- Employee Director from the Board. Nothing contained herein or in any Option Agreement shall affect any other contractual rights of a Non-Employee Director.

     3.25 Change of Control. If while any unexercised options remain outstanding under the Plan, a Change of Control (as hereinafter defined) shall have occurred, then all such options shall be exercisable in full, notwithstanding
Section 2.4 hereof or any other provision in the Plan or Option Agreement to the contrary. For purposes of the Plan, a "Change of Control" shall be deemed to have occurred with respect to the Company: (A) on the date in which the Company executes an agreement or an agreement in principle (i) with respect to any merger, consolidation or other business combination by the Company with or into another entity and the Company is not the surviving entity, or (ii) to sell or otherwise dispose of all or substantially all of its assets, or (iii) to adopt a plan of liquidation; or (B) on the date in which public announcement is made that the "beneficial ownership" [as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")], of securities representing more than 50% of the combined voting power of the Company is being acquired by a "person" within the meaning of sections 13(d) and 14(d) of the Exchange Act; or (C) if, during any period of eighteen (18) consecutive months, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the appointment or election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period); provided, however, that in no event shall a change in the composition of the Company's Board of Directors pursuant to an election of Board members pursuant to Section 4.6 of the Company's Articles of Incorporation, as amended, constitute or result in a Change of Control for purposes of this
Section 3.25.

     3.3 Amendment and Termination. The Board may at any time suspend or terminate the Plan. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

     The Board may at any time amend the Plan as it shall deem advisable without further action on the part of the stockholders of the Company, provided, that the Board may not amend any provision of the Plan relating to the amount and price of Stock subject to the options granted hereunder or the timing of grants hereunder more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder, and provided further, that any amendment to the Plan must be approved by the stockholders of the Company if the amendment would (a) materially increase the aggregate number of shares of Stock which may be issued pursuant to options granted under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to holders of options under the Plan.

     3.4 Time of Exercise. An option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the person entitled to exercise the option together with payment of the purchase price made in accordance with Section 2.4 of the Plan.

     3.5 Privileges of Stock Ownership and Non-Distributive Intent. The holder of an option shall not be entitled to the privilege of stock ownership as to any shares of Stock not actually issued and delivered to the holder. Subject to the provisions of Section 1.5 above, upon exercise of an option for Stock at a time when there is not in effect under the Act a registration statement relating to the Stock issuable upon exercise thereof or not available for delivery a prospectus meeting the requirements of Section 10 of the Act, the holder of the option shall execute a stock purchase agreement in which he or she shall represent and warrant in writing to the Company that, inter alia, the shares of Stock purchased are being acquired for investment and not with a view to the resale or distribution thereof. No shares of Stock shall be issued upon the exercise of any option unless and until there shall have been compliance with any then applicable requirements of the Commission, other regulatory agencies having jurisdiction and any exchanges upon which securities subject to the option may be listed.

     3.6 Effective Date of the Plan. The Plan shall be effective upon approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and the Company's outstanding shares of preferred stock, voting as one class, present and entitled to vote at a meeting duly held or by the written consent of the holders of a majority of the Common Stock and the Company's outstanding shares of preferred stock, voting as one class, entitled to vote.

     3.7 Expiration. Unless previously terminated or extended by the Board, the Plan shall expire at the close of business on the date which is the last day of the fifteen (15) year period beginning on the date on which the stockholders approve the Plan, and no option shall be granted under it thereafter, but such expiration shall not affect any option theretofore granted.

     3.8 Governing Law. The Plan and the options issued hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas applicable to contracts made and performed within that State.

     3.9 Applications of Funds. The proceeds received by the Company from the sale of shares pursuant to options shall be used for general corporate purposes.

     3.10 No Liability for Good Faith Determinations. Neither the members of the Board not any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any option granted under it.

     3.11 Information Confidential. As partial consideration for the granting of each option hereunder, the Optionee shall agree with the Company that he or she will keep confidential all information and knowledge which he or she has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be given in confidence to the Optionee's spouse or to a financial institution to the extent that such information is necessary.

     3.12 Execution of Receipts and Releases. Any payment or any issuance or transfer of shares of Stock to the Optionee, or to his or her legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board may required any Optionee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

     3.13 No Guarantee of Interests. Neither the Board nor the Company guarantees the Stock from loss or depreciation.

     3.14 Payment of Expenses. All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

     3.15 Company Records. Records of the Company and any Affiliate regarding the Optionee's period of service, termination of service and the reason therefor, leaves of absence, and other matters shall be conclusive for all purposes hereunder, unless determined by the Board to be incorrect.

     3.16 Information. The Company and any Affiliate shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

     3.17 No Liability of Company. The Company assumes no obligation or responsibility to the Optionee or his or her personal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of , the Board or the Committee.

     3.18 Company Action. Any action required of the Company shall be by resolution of the Board or by a person authorized to act by Board resolution.

     3.19 Severability. If any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     3.20 Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Except as otherwise provided in Section 3.4 of this Plan, any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third
(3rd) business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he or she had theretofore specified for receiving notice. Until it is changed in accordance herewith, the Company and each Optionee shall specify as its and his or her address for receiving notice the address set forth in the Option Agreement pertaining to the shares to which such notice relates.

     3.21 Waiver of Notices. Any person entitled to notice hereunder may waive such notice.

     3.22 Successors. The Plan shall be binding upon the Optionee, his or her heirs, legatees and legal representatives, upon the Company, its successors and assigns and upon the Board and its successors.

     3.23 Headings. The titles and headings of sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     3.24 Word Usage. Words used in the masculine shall apply to the feminine where applicable and, wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

Item 8.  Exhibits.

The following are filed as exhibits to this Registration Statement:

Exhibit No.                Description

4.1       CEC Entertainment, Inc. Non-Employee DirectorsStock Option Plan.*

4.2 Specimen form of certificate representing Common Stock, par value $.10 per share (incorporated by reference to Exhibit 4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 28,
          1990).

23.2      Consent of Deloitte & Touche LLP.*

24.1 Power of Attorney (included on the signature page of the Registration Statement).*

----------------
* filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on October 31, 2001.


                                           CEC ENTERTAINMENT, INC.


                                           By: /s/ RICHARD M. FRANK
                                            ----------------------
                                           Richard M. Frank M. FRANK
                               Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose  signature  appears  below hereby  authorizes  Richard M.
Frank or Michael H. Magusiak to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints Richard M. Frank or Michael H. Magusiak as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                      Title                                   Date


 /s/ RICHARD M. FRANK        Chairman of the Board              October 31, 2001
--------------------         of Directors,Chief Executive
  Richard M. Frank           Officer and Director



 /s/ MICHAEL H. MAGUSIAK     President and Director             October 31, 2001
-----------------------
Michael H. Magusiak


 /s/ RODNEY CARTER           Executive Vice President,          October 31, 2001
 -----------------           Chief Financial Officer
  Rodney Carter              and Treasurer



 /s/ RICHARD T. HUSTON       Director                           October 31, 2001
---------------------
Richard T. Huston


 /s/ TIM T. MORRIS           Director                           October 31, 2001
-----------------
Tim T. Morris


 /s/ LOUIS P. NEEB           Director                           October 31, 2001
-----------------
Louis P. Neeb


/s/ CYNTHIA I. PHARR         Director                           October 31, 2001
--------------------
Cynthia I. Pharr


 /s/ WALTER TYREE            Director                           October 31, 2001
----------------
Walter Tyree

/s/ RAYMOND E. WOOLDRIDGE    Director                           October 31, 2001
-------------------------
Raymond E. Wooldridge



EXHIBIT INDEX


Exhibit No.                Description


4.1       CEC Entertainment, Inc. Non-Employee Directors Stock Option Plan.*

4.2 Specimen form of certificate representing Common Stock, par value $.10 per share (incorporated by reference to Exhibit 4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 28,
          1990).


23.2      Consent of Deloitte & Touche LLP.*

24.1 Power of Attorney (included on the signature page of the Registration Statement).*

----------------
* filed herewith

                                   EXHIBIT 4.1

                             CEC ENTERTAINMENT, INC.
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                    ARTICLE I
                           PURPOSE AND ADMINISTRATION

     1.1 Purpose. The purpose of the CEC Entertainment, Inc. Non-Employee Directors Stock Option Plan (the "Plan") is to strengthen CEC Entertainment, Inc. (the "Company") by providing a means of retaining and attracting competent non-employee personnel to serve on its board of directors by extending such individuals added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Company. In order to effectuate this intent, the Company will, pursuant to this Plan, grant to each non-employee director the herein specified options to acquire shares of common stock of the Company ("Common Stock"), which options shall vest over a specified period of time.

     1.2 Administration. The Plan shall be administered by a committee (the "Committee") which shall be comprised of the President of the Company and the Chief Financial Officer of the Company.

     Subject to the express provisions of the Plan, the Committee shall have powers and authorities which are exclusively ministerial in nature, including the authority to construe and interpret the Plan, to define the terms used in the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all such matters referred to in this Plan shall be conclusive. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

     1.3 Participation. Each member of the Board of Directors of the Company (the "Board") who is not employed by the Company or any Affiliate (collectively, the "Non-Employee Directors") shall be eligible and shall participate in the Plan. For purposes of the Plan, the term "Affiliate" shall mean any entity in which the Company directly or through intervening subsidiaries owns twenty-five percent (25%) or more of the total combined vetoing power or value of all classes of stock or, in the case of an unincorporated entity, a twenty-five percent (25%) or more interest in the capital and profits.

     1.4 Stock Subject to the Plan. Subject to adjustment as provided in Section
3.1 hereof, the stock to be offered under the Plan shall be treasury shares or shares of the Company's authorized but unissued Common Stock (hereinafter collectively called "Stock"). The aggregate number of shares of Stock to be issued upon exercise of all options granted under the Plan shall not exceed 225,000 shares, subject to adjustments as set forth in Section 3.1 hereof. If any option granted hereunder shall lapse or terminate for any reason without having been fully exercised, the shares subject thereto shall again be available for purposes of the Plan.

     1.5 Restrictions on Exercise. No option granted hereunder may be exercised until a registration statement under the Securities Act of 1933, as amended (the "Act"), relating to the Stock issuable upon exercise of such option has been filed with, and declared effective by, the Securities and Exchange Commission (the "Commission"), and there is available for delivery a prospectus meeting the requirements of Section 10 of the Act, or until the Committee has determined that the issuance of Stock upon such exercise is exempt from the registration and prospectus requirements of the Act.

                                   ARTICLE II
                                  STOCK OPTIONS

     2.1 Grant and Option Price. (a) On the day a Non-Employee Director is first elected or appointed to the Board, such Non-Employee Director shall be granted an option to purchase 7,500 shares of Stock.

     (b) On the fifth Business Day in January of the year following the effective date of the Plan, each Non- Employee Director who was previously elected to the Board and who continues to serve in such capacity at such




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time shall be granted an option to purchase 4,000 shares of Stock.  For purposes of the Plan, the term "Business Day" shall mean a day on which the New York Stock Exchange is open for business and is conducting normal trading activity.

     (c) The purchase of the Stock covered by each option granted under the Plan shall be equal to the Fair Market Value of such Stock on the grant date. For purposes of the Plan, the term "Fair Market Value" shall mean the average of the closing prices of the Common Stock as reported by the New York Stock Exchange for the five trading-day period ending on and including the date of grant.

     (d) The total grant under both paragraphs (a) and (b) above shall be limited accordingly to the greatest number of whole shares of Stock which may thus be granted thereunder.

     2.2 Stock Option Agreement. Each option granted pursuant to the Plan shall be evidenced by a Stock Option Agreement or Certificate ("Option Agreement"), in such form as the Committee shall require, between the Company and the Non-Employee Director to whom the option has been granted (the "Optionee").

     2.3 Option Period. Each option and all rights or obligations thereunder shall expire on the seventh anniversary of the grant date (the "Expiration Date"); provided, however, the option shall be subject to earlier termination as hereinafter provided.

     2.4 Vesting and Exercise of Options. (a) Subject to Section 3.2 hereof, an option granted pursuant to Sections 2.1(a) or (b) hereof shall be exercisable only to the extent of shares that have vested in accordance with the following schedule:

                                               Portion of Shares That are Vested
                                                   On or After Such Anniversary
   Annual Anniversary                                      and Before
     of Date of Grant                                   Next Anniversary
         First.........................                        0%
         Second........................                       50%
         Third.........................                       100%

     (b) The purchase price of the stock purchased upon exercise of an option shall be paid in full in cash or by check at the time of each exercise of an option; provided, however, that if the Option Agreement so provides and upon receipt of all regulatory approvals, the person exercising the option may deliver in payment of a portion or all of the purchase price certificates for Common Stock of the Company, which shall be valued at the Fair Market Value of such Stock on the date of exercise of the option.

     2.5 Transferability of Options. An option certificate or contract may permit an Optionee to transfer his or her options to members of his or her Immediate Family, to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners if (i) the certificate or contract setting forth such options expressly provides that the options may be transferred, (ii) the Optionee obtains the prior written consent of the Committee for such transfer, and (iii) the Optionee does not receive any consideration in any form whatsoever for said transfer. Any options so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said option immediately prior to the transfer thereof. Any option not (i) granted pursuant to any certificate or contract expressly allowing the transfer of said option or (ii) amended expressly to permit its transfer shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and such option shall be exercisable during the Optionee's lifetime only by the Optionee. "Immediate Family" means the children, grandchildren or spouse of the Optionee.

     2.6 Termination of Directorship. (a) If the directorship of the Optionee is terminated for any reason other than (i) death of the Optionee, or (ii) on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, an option (to the extent otherwise exercisable on the date of such termination) shall be exercisable by the Optionee at any time prior to the Expiration Date of the option or within thirty (30) days after the date of such termination of the directorship, whichever is the shorter period.

     (b) If an Optionee dies while serving as a member of the Board, the option shall be exercisable (whether or not exercisable on the date of the death of such Optionee) by the person or persons entitled to do so under the Optionee's will, or, if the Optionee shall fail to make testamentary disposition of said option or shall die intestate, by the Optionee's legal representative or representatives, at any time prior to the Expiration Date of the option or within six (6) months after the date of such death, whichever is the shorter period. If an Optionee dies during the thirty (30) day period described in subsection (a) above, the option shall be exercisable (but only to the extent exercisable on the date of death of such Optionee) by the person or persons described above at any time within the thirty (30) day period described in subsection (a) above or within six (6) months after the date of such death, whichever is the longer period, but in no event after the Expiration Date of the option.

     (c) The option of a Non-Employee Director shall automatically terminate as of the date his or her directorship is terminated, if the directorship is terminated on account of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate.

     2.7 Issuance of Stock Certificates. Upon exercise of an option, but subject to the provisions of Section 3.5 of the Plan, the person exercising the option shall be entitled to one stock certificate evidencing the shares acquired upon such exercise; provided, however, that any person who tenders Common Stock in payment of a portion or all of the purchase price of Stock purchased upon exercise of the option shall be entitled to receive a separate certificate representing the number of shares purchased in consideration of the tender of such Common Stock.

                                   ARTICLE III
                                OTHER PROVISIONS

     3.1 Adjustments Upon Changes in Capitalization. (a) If a dividend or stock split shall be hereinafter declared upon the Common Stock of the Company payable in shares of Common Stock of the Company, the number of shares of Common Stock
(i) then subject to grant under Section 2.1 (a) and (b), (ii) then subject to any option which has been granted, and (iii) then reserved for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding to each such share the numbers of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or stock split.

     (b) If the outstanding shares of the Common Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split, combination of shares, merger or consolidation, and the Company continues thereafter as the surviving entity, then there shall be substituted for each share of Stock subject to any such option and for each share of Stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be changed or for which each such share shall be exchanged.

     (c) If there shall be any change, other than as specified above in subsection (a) and (b), in the number or kind or outstanding shares of Common Stock of the Company or of any stock or other securities into which Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Option Agreement.

     (d) In the case of any such substitution or adjustment as provided for in this Section 3.1, the option price in each Option Agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such adjustment provided for in this
Section 3.1 shall be made. No adjustment or substitution provided for in this Section

3.1 shall require the Company pursuant to any Option Agreement to sell a fractional share, and the total substitution or adjustment with respect to each Option Agreement shall be limited accordingly.

     3.2 Continuation of Directorship. Nothing contained in this Plan (nor in any option granted pursuant to this Plan) shall confer upon any Non-Employee Director any right to continue as a member of the Board or constitute any contract or agreement or interfere in any way with the right of the Company to remove such Non- Employee Director from the Board. Nothing contained herein or in any Option Agreement shall affect any other contractual rights of a Non-Employee Director.

     3.25 Change of Control. If while any unexercised options remain outstanding under the Plan, a Change of Control (as hereinafter defined) shall have occurred, then all such options shall be exercisable in full, notwithstanding
Section 2.4 hereof or any other provision in the Plan or Option Agreement to the contrary. For purposes of the Plan, a "Change of Control" shall be deemed to have occurred with respect to the Company: (A) on the date in which the Company executes an agreement or an agreement in principle (i) with respect to any merger, consolidation or other business combination by the Company with or into another entity and the Company is not the surviving entity, or (ii) to sell or otherwise dispose of all or substantially all of its assets, or (iii) to adopt a plan of liquidation; or (B) on the date in which public announcement is made that the "beneficial ownership" [as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")], of securities representing more than 50% of the combined voting power of the Company is being acquired by a "person" within the meaning of sections 13(d) and 14(d) of the Exchange Act; or (C) if, during any period of eighteen (18) consecutive months, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the appointment or election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period); provided, however, that in no event shall a change in the composition of the Company's Board of Directors pursuant to an election of Board members pursuant to Section 4.6 of the Company's Articles of Incorporation, as amended, constitute or result in a Change of Control for purposes of this
Section 3.25.

     3.3 Amendment and Termination. The Board may at any time suspend or terminate the Plan. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

     The Board may at any time amend the Plan as it shall deem advisable without further action on the part of the stockholders of the Company, provided, that the Board may not amend any provision of the Plan relating to the amount and price of Stock subject to the options granted hereunder or the timing of grants hereunder more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder, and provided further, that any amendment to the Plan must be approved by the stockholders of the Company if the amendment would (a) materially increase the aggregate number of shares of Stock which may be issued pursuant to options granted under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to holders of options under the Plan.

     3.4 Time of Exercise. An option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the person entitled to exercise the option together with payment of the purchase price made in accordance with Section 2.4 of the Plan.

     3.5 Privileges of Stock Ownership and Non-Distributive Intent. The holder of an option shall not be entitled to the privilege of stock ownership as to any shares of Stock not actually issued and delivered to the holder. Subject to the provisions of Section 1.5 above, upon exercise of an option for Stock at a time when there is not in effect under the Act a registration statement relating to the Stock issuable upon exercise thereof or not available for delivery a prospectus meeting the requirements of Section 10 of the Act, the holder of the option shall execute a stock purchase agreement in which he or she shall represent and warrant in writing to the Company that, inter alia, the shares of Stock purchased are being acquired for investment and not with a view to the resale or distribution thereof. No shares of Stock shall be issued upon the exercise of any option unless and until there shall have been

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compliance  with any  then  applicable  requirements  of the  Commission,  other regulatory agencies having jurisdiction and any exchanges upon which securities subject to the option may be listed.

     3.6 Effective Date of the Plan. The Plan shall be effective upon approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and the Company's outstanding shares of preferred stock, voting as one class, present and entitled to vote at a meeting duly held or by the written consent of the holders of a majority of the Common Stock and the Company's outstanding shares of preferred stock, voting as one class, entitled to vote.

     3.7 Expiration. Unless previously terminated or extended by the Board, the Plan shall expire at the close of business on the date which is the last day of the fifteen (15) year period beginning on the date on which the stockholders approve the Plan, and no option shall be granted under it thereafter, but such expiration shall not affect any option theretofore granted.

     3.8 Governing Law. The Plan and the options issued hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas applicable to contracts made and performed within that State.

     3.9 Applications of Funds. The proceeds received by the Company from the sale of shares pursuant to options shall be used for general corporate purposes.

     3.10 No Liability for Good Faith Determinations. Neither the members of the Board not any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any option granted under it.

     3.11 Information Confidential. As partial consideration for the granting of each option hereunder, the Optionee shall agree with the Company that he or she will keep confidential all information and knowledge which he or she has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be given in confidence to the Optionee's spouse or to a financial institution to the extent that such information is necessary.

     3.12 Execution of Receipts and Releases. Any payment or any issuance or transfer of shares of Stock to the Optionee, or to his or her legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board may required any Optionee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

     3.13 No Guarantee of Interests. Neither the Board nor the Company guarantees the Stock from loss or depreciation.

     3.14 Payment of Expenses. All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

     3.15 Company Records. Records of the Company and any Affiliate regarding the Optionee's period of service, termination of service and the reason therefor, leaves of absence, and other matters shall be conclusive for all purposes hereunder, unless determined by the Board to be incorrect.

     3.16 Information. The Company and any Affiliate shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

     3.17 No Liability of Company. The Company assumes no obligation or responsibility to the Optionee or his or her personal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of , the Board or the Committee.

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     3.18  Company  Action.  Any  action  required  of the  Company  shall be by resolution of the Board or by a person authorized to act by Board resolution.

     3.19 Severability. If any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     3.20 Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Except as otherwise provided in Section 3.4 of this Plan, any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third
(3rd) business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he or she had theretofore specified for receiving notice. Until it is changed in accordance herewith, the Company and each Optionee shall specify as its and his or her address for receiving notice the address set forth in the Option Agreement pertaining to the shares to which such notice relates.

     3.21 Waiver of Notices. Any person entitled to notice hereunder may waive such notice.

     3.22 Successors. The Plan shall be binding upon the Optionee, his or her heirs, legatees and legal representatives, upon the Company, its successors and assigns and upon the Board and its successors.

     3.23 Headings. The titles and headings of sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     3.24 Word Usage. Words used in the masculine shall apply to the feminine where applicable and, wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

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                                  EXHIBIT 23.2
                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement and in the Re-Offer Prospectus, which is part of this Registration Statement, of CEC Entertainment, Inc. on Form S-8 of our report dated February 16, 2001, appearing in the Annual Report on Form 10-K of CEC Entertainment, Inc. for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Re-Offer Prospectus.

DELOITTE & TOUCHE LLP

Dallas, Texas
November 2, 2001

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